UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 29, 2009
Date of Report (Date of Earliest Event Reported)

VIROPRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Chemin des Sommets Suite 1806 Verdun, Quebec, Canada	H3E 2B7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 731-8776

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

The Company filed its first quarter financials statements on April 20, 2009 (10-Q file number 333-06718 AN 0001052918-09-000178).  These unaudited statements were produced internally and have not been reviewed by the Company’s external auditors, DeJoya Griffith & Company, LLC.

On April 27th, 2009, DeJoya Griffith notified the Company by email that an 8-K should be filed as the financial statements had not been reviewed by the Company’s external auditors and therefore should not be relied on.  Management agreed and complied.

The first quarter statements of the Company were prepared by the same team of Canadian Chartered Accountants that has prepared the bookkeeping entries used to produce the last three quarterly statements and the latest year end financial statements.  Neither the Board of Directors, nor any of its members, nor the Audit Committee nor any of its members discussed the first quarter statements with the independent auditors, DeJoya Griffith. The Company filed without submitting to review.  Although these statements have been produced on a best effort basis and management believes they are accurate, they may not be relied upon.

First and second quarter financial statements are expected to be reviewed by the Company’s independent auditors prior to filing on July 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on May 14 , 2009.

VIROPRO, INC.

        /s/ Serge Beausoleil

By:

      Serge Beausoleil

      President and CEO